CUSIP No. 03782L101

EXHIBIT A

TRANSACTIONS EFFECTED SINCE THE FILING OF AMENDMENT NO. 28 TO THE SCHEDULE 13D

All of the below transactions in the Common Stock were traded in the ordinary course on the NASDAQ Stock Market.

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Qualified Master Fund, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
05/05/2022	Purchase	82,599	$46.70	(1)
05/05/2022	Purchase	63,941	$47.28	(2)
05/05/2022	Purchase	31,913	$48.43	(3)
05/05/2022	Purchase	4,924	$49.51	(4)
05/05/2022	Purchase	3,387	$50.29	(5)
05/06/2022	Purchase	26,813	$42.85	(6)
05/06/2022	Purchase	42,660	$43.40	(7)
05/06/2022	Purchase	14,865	$44.47	(8)
05/06/2022	Purchase	2,080	$45.04	(9)
05/06/2022	Purchase	30,600	$46.68	(10)
05/06/2022	Purchase	68,911	$47.47	(11)
05/06/2022	Purchase	35,172	$48.60	(12)
05/06/2022	Purchase	20,890	$49.27	(13)

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Capital, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
05/05/2022	Purchase	2,758	$46.70	(1)
05/05/2022	Purchase	2,135	$47.28	(2)
05/05/2022	Purchase	1,066	$48.43	(3)
05/05/2022	Purchase	164	$49.51	(4)
05/05/2022	Purchase	113	$50.29	(5)
05/06/2022	Purchase	887	$42.85	(6)
05/06/2022	Purchase	1,412	$43.40	(7)
05/06/2022	Purchase	492	$44.47	(8)
05/06/2022	Purchase	69	$45.04	(9)
05/06/2022	Purchase	1,013	$46.68	(10)
05/06/2022	Purchase	2,281	$47.47	(11)
05/06/2022	Purchase	1,164	$48.60	(12)
05/06/2022	Purchase	691	$49.27	(13)

(1)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $46.01 to $47.00. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(2)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $47.00 to $47.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(3)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $48.00 to $49.00. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(4)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $49.00 to $49.96. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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CUSIP No. 03782L101

(5)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $50.00 to $50.79. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(6)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $42.31 to $42.97. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(7)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $43.01 to $43.96. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(8)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $44.00 to $45.00. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(9)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $45.00 to $45.28. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(10)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $46.08 to $47.00. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(11)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $47.00 to $47.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(12)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $48.00 to $48.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(13)

The price reported for the Common Stock is a weighted average price. The shares were purchased in multiple transactions at prices ranging from $49.01 to $49.81. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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